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                                                                    EXHIBIT 4



                             VOTING TRUST AGREEMENT


        THIS VOTING TRUST AGREEMENT ("Agreement") is made and entered into as of January 12, 1998, by and between Medical Biology Institute, a California nonprofit public benefit corporation (the "Shareholder") and HealthMed, Inc., a Nevada corporation ("Trustee").

        This Agreement is made with reference to the following facts and circumstances:

        A. The authorized capital stock of LIDAK Pharmaceuticals, a California corporation (the "Company"), consists of (i) 99,490,000, no par value per share, Class A common shares, of which 38,613,799 are issued and outstanding, and such shares set forth on Schedule 1 have been issued to the Shareholder (the "Class A Shares"); and (ii) 510,000, no par value per share, Class B common shares, of which 283,000 are issued and outstanding, and such shares set forth on Schedule 1 have been issued to the Shareholder (the "Class B Shares") (the Class A Shares and the Class B Shares shall hereinafter be collectively referred to as the "Shares").

        B. The Shareholder wishes to transfer the Shares to Trustee in order to provide Trustee the full and exclusive power to vote the shares of common stock of the Company in accordance with the Company's business plan, to elect the Company's Board of Directors, to manage the Company and to otherwise provide for the smooth and efficient operation of the Company.

        NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and for other valuable consideration, including, without limitation (a) the extensive services Trustee has heretofore provided to the Shareholder, including, without limitation, substantial business consulting services appertaining or relating to the protection and maximization of the value of the Shareholder's equity interests, potential equity interests and prospective equity interests in the Company, including assisting the Shareholder in the development of comprehensive plans that are believed by Trustee and the Shareholder to be highly likely to lead to the creation of compelling new opportunities for the Company and the Shareholder, and (b) as specifically requested of Trustee by the Shareholder, and hereby acknowledged by the Shareholder, the extensive services the Trustee is expected to use its best efforts to provide in the future, in furtherance of the goals of both protecting and maximizing the equity interests of all shareholders of the Company, including that of the Shareholder, the parties hereby agree as follows:

        1. TRUSTEE. HealthMed, Inc. is hereby appointed as Trustee for the purposes set forth in and with the powers granted to him by this Agreement, and Trustee hereby accepts such appointment and agrees to act as Trustee hereunder.

        2. TERM OF VOTING TRUST. For a period of ten (10) years following the date of this Agreement, all of the Shares owned by the Shareholder as of the date of this Agreement, together with such other Shares that the Shareholder may purchase or receive from any source


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whatsoever during the term of this Agreement, including but not limited to any
Shares received as a consequence of any event described in Paragraph 3 below, shall be subject to the provisions of this Agreement (the "Voting Trust"). During said ten (10) year period, the Voting Trust shall be irrevocable, except as otherwise provided by this Agreement or by the failure to cure a default of the promissory note appended hereto as Exhibit A (the "Note") and executed in connection with a Stock Purchase Agreement dated of even date herewith and appended hereto as Exhibit B. Within two (2) years of the expiration of this Agreement, the parties may mutually agree to extend the term of the Agreement for an additional ten (10) year period.

        3. ASSIGNMENT OF STOCK TO TRUSTEE. The Shareholder hereby transfers, assigns and delivers to and deposits with Trustee all of the Shares now owned or held by it. The Shareholder agrees to deliver to Trustee immediately upon the execution of this Agreement all certificates evidencing such Shares properly endorsed for transfer to Trustee. All certificates of Shares transferred to the Trustee by the Shareholder shall be surrendered to and canceled by the Company, and the Company shall issue a new certificate to the Trustee, and it shall appear upon the certificate so issued that it is issued pursuant to this Agreement. An entry shall be made in the proper books of the Company that the Trustee is the registered owner of such Shares pursuant to this Agreement, and a duplicate of this Agreement shall be filed with the Secretary of the Company and shall, at all times during the term hereof (including any extension(s) hereof), be open to inspection by any Shareholder or such Shareholder's attorney. Upon receipt by the Company of the Shareholder's Share certificates and transfer of the same into the name of the Trustee, the Trustee shall hold the certificates issued in its name pursuant to the terms of this Agreement, and the Company shall thereupon issue and deliver to the Shareholder a Voting Trust Certificate, representing the Shareholder's beneficial interest in the trust herein created, substantially in the form of Schedules 2 and 3 attached hereto and incorporated herein by this reference. If at any time during the existence of the Voting Trust, other or additional Shares are issued by the Company to the Shareholder, including, without limitation, through the exercise of stock options or warrants, or any securities issued in respect of or in exchange for all or part of any Shares owned by the Shareholder or held by Trustee pursuant to the terms of this Agreement, as a consequence of any merger, reorganization, recapitalization, reclassification, readjustment, stock split, stock dividend, or other change in the Company's capital structure, such other or additional securities likewise immediately shall be assigned, transferred and delivered to and deposited with Trustee to be held subject to the terms of this Agreement. All of such shares now or hereafter so transferred, assigned, delivered and deposited shall be held by Trustee in trust for the uses and purposes herein set forth, and such shares hereinafter will be referred to as the "Shares."

        4. POWERS OF TRUSTEE. During the existence of the Voting Trust, Trustee shall possess and exercise all rights and powers inuring to such Shares as if it were the absolute owner and holder of the Shares.

        5. TRUSTEE MAY BE INTERESTED PERSONALLY. Trustee's agents may serve as director, officer, employee or consultant of the Company, and Trustee may be the owner

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of shares of common stock of the Company at any time during the term of this
Agreement with the same rights as he or it would have had if he or it were not an agent of the Trustee or a Trustee hereunder, respectively, and, irrespective of whether such Trustee is an owner of any shares of common stock of the Company, may vote or cause votes to be cast in favor of its agent's(s') own election, appointment or employment as such director, officer, employee or consultant.

        6. COMPENSATION OF TRUSTEE. Trustee shall not be entitled to compensation for its services as Trustee hereunder.

        7. LIABILITY OF TRUSTEE; INDEMNITY. Trustee shall not be liable for any error of judgment nor for any act of commission or omission, nor for any mistake of law or fact, nor for anything it may do or refrain from doing in good faith, nor generally shall it have any accountability hereunder, except for its own willful misconduct or gross negligence. The Shareholder hereby agrees to indemnify and defend Trustee from and against any and all claims, demands, losses, costs, and expenses, including but not limited to attorneys' fees and costs paid or incurred by Trustee, and any and all liability therefor, that Trustee may sustain or incur in connection with any action taken in accordance with the provisions of this Agreement, except for matters arising from Trustee's own willful misconduct or gross negligence. Trustee hereby agrees to indemnify and defend the Shareholder from and against any and all claims, demands, losses, costs, and expenses, including but not limited to attorneys' fees and costs paid or incurred by the Shareholder, and any and all liability therefor, that the Shareholder may sustain or incur in connection with any action taken in accordance with the provisions of this Agreement, except for matters arising from the Shareholder's own willful misconduct or gross negligence.

        8. TRANSACTIONS BY SHAREHOLDER. During the term of this Agreement, the Shareholder shall not have the right nor shall it attempt to sell, assign, hypothecate, encumber or transfer or in any other manner dispose of any of the Shares or any interest therein, including but not limited to the Voting Trust Certificate(s) representing such Shares; provided, however, that the Shareholder may publicly sell Shares in the public market upon the following conditions: (i) the Shareholder shall provide written notice to the Trustee at least twenty-four
(24) hours prior to any sale of the Shares, and (ii) the number of Shares to be sold by the Shareholder in any thirty (30) day period shall not exceed twenty percent (20%) of the number of Shares deposited by the Shareholder in this trust pursuant to the terms of this Agreement. Upon the sale of the Shares as herein provided the certificates representing the Shares sold hereby and in the hands of Trustee shall be assigned to the Shareholder or purchaser of the Shares.

        9. FILING OF COPY OF AGREEMENT WITH THE COMPANY. An executed copy of this Agreement shall be filed in the office of the Company and be subject to inspection by all the shareholders of the Company.

        10. TERMINATION AND IRREVOCABILITY OF TRUST. The Voting Trust shall terminate upon the first to occur of the following events: (i) upon the expiration of its ten (10)

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year term, unless extended, as provided by Section 2 of this Agreement, (ii)
upon the written consent of Trustee and Shareholder, (iii) an uncured default on the Note, (iv) in the event of the resignation of Trustee, or (v) the death of Mitchell J. Stein, the presently qualified and acting President of Trustee. Upon the termination of the Voting Trust the certificates representing all of the Shares held under this Agreement and then remaining in the hands of Trustee shall be assigned to the Shareholder then entitled thereto.

        11.    MISCELLANEOUS.

               (a) Notices. Any notices which any party is required or may desire to give to any other party or parties under this Agreement shall be in writing, and shall be given by addressing the same to such other party or parties at the address(es) set forth below, and by depositing the same so addressed, postage prepaid, certified mail, return receipt requested, in the United States mail, by delivering the same personally to such other party or parties or by electronic facsimile. A party may change the address for the service of notice by written notice given to the other parties in the manner herein provided.

                      If to Shareholder:

                      Medical Biology Institute
                      11077 North Torrey Pines Road
                      La Jolla, California 92037
                      Facsimile: (619) 453-5845

                      If to Trustee:

                      HealthMed, Inc.
                      8306 Wilshire Boulevard, Suite 7056
                      Beverly Hills, California 90211
                      Facsimile: (310) 652-0405

               (b)    Parties in Interest; Assignment.

                      (i) Neither this Agreement nor any of the Shareholder's or Trustee's rights hereunder shall be assigned by such party without the prior written consent of the other party, except that Trustee may assign its rights and obligations hereunder to an entity to be formed or caused to be formed by Trustee.

                      (ii) Subject to the conditions on assignment, this Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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               (c) No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, whatsoever, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

               (d) Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (e) Validity and Severability. The provisions of this Agreement are severable and if any provision, clause, sentence, section or part thereof is held to be illegal, invalid, unconstitutional or inapplicable to any person or circumstance, such illegality, invalidity, unconstitutionality or inapplicability shall not affect or impair any of the remaining provision(s), sentence(s), clause(s), section(s) or part(s) of the Agreement, Trustee, or the Shareholder or to other persons or circumstances. It is understood and agreed that the terms, conditions, and covenants of this Agreement would have been made, entered into and this Agreement executed by all parties if such illegal, invalid or unconstitutional provisions, sentences, clauses, sections or parts had not been included therein. To the extent that a portion or part of this Agreement may be invalid, but may be made valid by the striking of certain words or phrases, such words or phrases shall be deemed to be stricken and the remainder of the other portions of this Agreement shall remain in full force and effect.

               (f) Governing Law. This Agreement shall be construed and governed by the laws of the State of California and the invalidity and unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. The parties hereby consent to the jurisdiction of the federal and state courts located in either the county of Los Angeles or San Diego, California, for any action or suit arising out of this Agreement, and waive any defense to such jurisdiction, including, without limitation, any defense based on venue or inconvenient forum.

               (g) Headings. The headings herein are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

               (h) Entire Agreement, Amendments and Waiver. This Agreement, recitals, Schedules, any amendments hereto or thereto, and the other writings referred to herein or therein or delivered pursuant hereto or thereto which form a part hereof or thereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all of the parties hereto. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

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               (i) Specific Performance. The Shareholder and Trustee acknowledge that, in view of the uniqueness of the Company's business, a party hereto would not have an adequate remedy at law for money damages in the event the other party breached any of the terms of this Agreement and, therefore, the parties agree that each party shall be entitled to specific enforcement against the other party for performance of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity, and in any such action or proceeding the responding party(ies) will not raise or tender any defense to the effect that the petitioning party has an adequate remedy at law.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                  "SHAREHOLDER"

                                  MEDICAL BIOLOGY INSTITUTE



                                  By:
                                     ------------------------------------------
                                     David Katz, M.D.
                                     Its: President



                                  By:
                                     ------------------------------------------
                                     Christopher S. McKellar
                                     Its: Chairman of the Board


                                  "TRUSTEE"

                                  HEALTHMED, INC.



                                  By:
                                     ------------------------------------------
                                     Mitchell J. Stein
                                     Its: President & Secretary



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                                   SCHEDULE 1

                                   SHAREHOLDER


                                                No. Shares of Stock Deposited

        MEDICAL BIOLOGY INSTITUTE               151,900 Class A Shares





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                                   SCHEDULE 2

                            VOTING TRUST CERTIFICATE


No. 001                                         151,900 Shares of Class A Stock


                              LIDAK PHARMACEUTICALS
                            VOTING TRUST CERTIFICATE


        This is to certify that Medical Biology Institute ("Certificate Holder") has transferred to the person now and hereafter listed as voting trustee (the "Trustee") on the signature page of that certain Voting Trust Agreement, dated January 12, 1998, or any extension thereof (the "Voting Trust Agreement") the above-stated number of shares of stock of LIDAK Pharmaceuticals, a California corporation ("Corporation"), to be held by the Trustee pursuant to the terms of the Voting Trust Agreement. The Certificate Holder, or his/her/its permitted successor or successors-in-interest, is entitled to all of the rights accorded the Certificate Holder under the terms of the Voting Trust Agreement.

        THE SALE, ASSIGNMENT, HYPOTHECATION, ENCUMBRANCE OR TRANSFER OF THIS VOTING TRUST CERTIFICATE IS RESTRICTED BY THE VOTING TRUST AGREEMENT, A COPY OF WHICH HAS BEEN FILED WITH THE SECRETARY OF CORPORATION.

        Dated as of January 12, 1998.


                                       VOTING TRUSTEE:

                                        HEALTHMED, INC.



                                        By:
                                           ------------------------------------
                                           Mitchell J. Stein
                                           Its: President & Secretary

MEDICAL BIOLOGY INSTITUTE                  No. Shares of Class A Stock Deposited


By:                                                 151,900
   ---------------------------
     David Katz, M.D.
     Its: President


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                                   SCHEDULE 3

                            VOTING TRUST CERTIFICATE


No. 001                                        ________ Shares of Class B Stock


                              LIDAK PHARMACEUTICALS
                            VOTING TRUST CERTIFICATE


        This is to certify that Medical Biology Institute ("Certificate Holder") has transferred to the person now and hereafter listed as voting trustee (the "Trustee") on the signature page of that certain Voting Trust Agreement, dated January 12, 1998, or any extension thereof (the "Voting Trust Agreement") the above-stated number of shares of stock of LIDAK Pharmaceuticals, a California corporation ("Corporation"), to be held by the Trustee pursuant to the terms of the Voting Trust Agreement. The Certificate Holder, or his/her/its permitted successor or successors-in-interest, is entitled to all of the rights accorded the Certificate Holder under the terms of the Voting Trust Agreement.

        THE SALE, ASSIGNMENT, HYPOTHECATION, ENCUMBRANCE OR TRANSFER OF THIS VOTING TRUST CERTIFICATE IS RESTRICTED BY THE VOTING TRUST AGREEMENT, A COPY OF WHICH HAS BEEN FILED WITH THE SECRETARY OF CORPORATION.

        Dated as of January 12, 1998.


                                        VOTING TRUSTEE:

                                        HEALTHMED, INC.



                                        By:
                                           ------------------------------------
                                           Mitchell J. Stein
                                           Its: President & Secretary

MEDICAL BIOLOGY INSTITUTE                  No. Shares of Class B Stock Deposited


By:
   ----------------------------                       -------------
     David Katz, M.D.
     Its: President

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                                    EXHIBIT A


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                                    EXHIBIT B



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